EXHIBIT 21
SUBSIDIARIES OF THE COMPANY

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Bowater Mersey Paper Company Limited	Nova Scotia	49%

Cable One, Inc.	Delaware	100%

Capitol Fiber, Inc.	Maryland	80%

The Daily Herald Company	Washington	100%

El Tiempo Latino LLC	Delaware	100%

Express Publications Company, LCC	Delaware	100%

Greater Washington Publishing, Inc.	Delaware	100%

Kaplan, Inc.	Delaware	100%

American Educational Resources, Inc.	Massachusetts	100%

DP Group, Inc.	Delaware	100%

DF Institute, Inc.	Illinois	100%

Dearborn Financial Publishing, Inc.	Illinois	100%

Kaplan-Ivy Acquisition Corp.	Delaware	100%

Education Connection Services, Inc.	Delaware	100%

Kaplan Netherlands B.V	The Netherlands	100%

Accountancy & Business College Holdings Limited	Ireland	100	%(a)

Accountancy & Business College (Ireland) Limited	Ireland	100%

Accountancy & Business College (Software) Limited	Ireland	100%

DBS Training Limited	Ireland	100%

European Business School (Ireland) Limited	Ireland	100%

LSB College Limited	Ireland	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Buccleuch Estates Limited	Ireland	100%

Newhall Printing Co. Limited	Ireland	100%

The Dublin Business School Limited	Ireland	100%

DBS Education (Malaysia) SDN BHD	Malaysia	100%

Coxcourt Limited	Ireland	100%

Kidum Enterprises and Publishing (1981) Ltd.	Israel	100%

Lachman Test Preparation Ltd.	Israel	100%

Kidum Test Preparation Ltd.	Israel	100%

Kidum IT Ltd.	Israel	100%

Kidum Enterprises Management & Marketing (1995) Ltd.	Israel	100%

W.S.I. Training Ltd.	Israel	100%

Kaplan Test Prep and Admissions Limited	England & Wales	100%

Kaplan (Canada) Ltd.	Ontario	100%

Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	99%

Kaplan Higher Education Corporation	Delaware	100%

Andon Colleges, Inc.	California	100%

DEST Education Corporation	California	100%

California Academy of Merchandising, Art & Design, Inc.	Delaware	100%

CHI Acquisition Corp.	Delaware	100%

Computer Hardware Service Company, Inc.	Pennsylvania	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Denver Acquisition Corp.	Delaware	100%

Educational Ventures (Texas), Inc.	Delaware	100%

Texas Educational Ventures, LLP	Texas	1	%(b)

HBC Acquisition Corp.	Delaware	100%

Heritage-KHEC, Inc.	Nevada	100%

ICM Acquisition Corp.	Delaware	100%

Iowa College Acquisition Corp.	Delaware	100%

KHEC-Albuquerque, Inc.	New Mexico	100%

KHEC-Florida, Inc.	Florida	100%

KHEC-Maine, Inc.	Maine	100%

Andover College	Maine	100%

MTSX Acquisition Corp.	Delaware	100%

Maric Learning Systems	California	100%

New Hampshire Acquisition Corp.	Delaware	100%

Hesser, Inc.	New Hampshire	100%

OIOPT Acquisition Corp.	Delaware	100%

Palo Vista College of Nursing & Allied Health Sciences, Inc.	California	100%

Quest Ventures, LLC	Delaware	100%

Texas Educational Ventures, LLP	Texas	99	%(c)

RETS Acquisition Corp.	Massachusetts	100%

SACMD Acquisition Corp.	Delaware	100%

Sawyer-KHEC, Inc.	Indiana	100%

Sawyer College, Inc.	Indiana	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Scottsdale Educational Center for Allied Health Careers, Incorporated	Arizona	100%

Tesst-Kap, LLC	Delaware	100%

Thompson Education, LLC	Delaware	100%

Kaplan International, Inc.	Delaware	100%

Kaplan IT, Inc.	Georgia	100%

Kaplan IT Limited	England & Wales	100%

Kaplan IT (PTY) Limited	South Africa	100%

Kaplan Mexico Holdings, LLC	Delaware	100%

Kaplan Educational Services de Mexico, S. de R.L. de C.V.	Mexico	1%

SAG Software Private Limited	India	95%

Kaplan (PR) Inc.	Puerto Rico	100%

Kaplan Test Prep International, Inc.	California	100%

Kaplan U.K. Limited	England & Wales	100%

Aspect Education Limited	England & Wales	100%

Aspect (Beijing) Education Information Consulting Co. Ltd.	China (PR)	100%

Aspect Education Sydney Pty Limited	Australia	100%

Aspect Education UK Limited	England & Wales	100%

Aspect Educational Services Limited	England & Wales	100%

Aspect ILA Perth Pty	Australia	100%

Aspect US Holdings Limited	England & Wales	100%

Aspect Education, Inc.	California	100%

Aspect International Language Schools II BV	The Netherlands	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Aspect Education Sweden AB	Sweden	100%

Aspect International Language Academies Limited	England & Wales	99.9995%

Aspect International Language Schools Corp.	Canada	100%

Aspect International Language Schools Limited	Ireland	100%

Aspect Internationale Sprachschule GmbH	Germany	100%

Aspect Language Schools Limitada	Columbia	50%

Aspect Language Schools Limited	Switzerland	100%

Aspect International Language Academies Limited	England & Wales	0.0005%

Aspect Language Schools Limitada	Columbia	50%

Aspect S.A.R.L. France	France	100%

International Language Academies Education (NZ) Limited	New Zealand	100%

ILA South Pacific Limited	New Zealand	100%

Optagon International Limited BVI	British Virgin Islands	100%

Aspect Education (Hong Kong) Limited	Hong Kong	100%

Kaplan International Holdings Limited	England & Wales	100%

FTC Kaplan Limited	England & Wales	100%

Emile Woolf College Limited	England & Wales	100%

The Financial Training (Shanghai) Co., Ltd.	China (PR)	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

The Financial Training Company (Singapore) Pte. Limited	Singapore	100%

The Financial Training Company (HK) Pte. Limited	Hong Kong	100%

Profound Development Limited	Hong Kong	100%

Profound Times Limited	Hong Kong	100%

HLT Holdings Limited	England & Wales	100%

HLT Properties Limited	England & Wales	100%

Holborn College Limited	England & Wales	100%

Kaplan International Colleges U.K. Limited	England & Wales	100%

Kaplan Glasgow Limited	England & Wales	100%

Kaplan NT Limited	England & Wales	100%

Kaplan US Limited	England & Wales	100%

Kaplan Law School Limited	England & Wales	100%

Kaplan Publishing Foulks Lynch Limited	England & Wales	100%

Kaplan Australia Holdings Pty Limited	Australia	100%

Kaplan Australia Pty Limited	Australia	100%

Tribeca Learning Limited	Australia	100%

Graduate Institute of Management and Technology Pty Limited	Australia	100%

The Institute of Management and Development Pty Limited	Australia	100%

Monroe Topple and Associates Pty Limited	Australia	100%

Tribeca Learning (Aust.) Pty Limited	Australia	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Australian Property College Pty Limited	Australia	100%

Webb Martin Pty Limited	Australia	100%

Kaplan Singapore Pte. Ltd.	Singapore	100%

APMI Group Pte. Ltd.	Singapore	100%

Asia Pacific Management Institute Pte Ltd	Singapore	100%

Asia Pacific Management Institute Limited	Hong Kong	100%

Asia Pacific School of Business Pte Ltd	Singapore	100%

Lotus Advertising Pte Ltd	Singapore	100%

Management Academy Singapore Pte. Ltd.	Singapore	100%

Management Development Institute (HK) Limited	Hong Kong	100%

SAG Software Private Limited	India	5%

Score! Learning, Inc.	Delaware	95.85%

eScore.com, Inc.	Delaware	100%

Score! Educational Centers, Inc.	California	100%

Washington Post/Kaplan IC Limited Company	Cyprus	100%

Los Angeles Times-Washington Post News Service, Inc.	D.C.	50%

Newsweek, Inc.	New York	100%

Newsweek Budget Travel, Inc.	Delaware	100%

Newsweek Productions, Inc.	Delaware	100%

Newsweek Services, Inc.	Delaware	100%

Newsweek Services (Canada), Inc.	Delaware	100%

Post-Newsweek Media, Inc.	Maryland	100%

SUBSIDIARIES OF THE COMPANY
(continued)

	Jurisdiction	% of
	of	Voting
	Incorporation	Equity
	or	Owned
Name of Subsidiary	Organization	by Parent

Post-Newsweek Stations, Inc.	Delaware	100%

Post-Newsweek Stations, Florida, Inc.	Florida	100%

Post-Newsweek Stations, Houston GP, Inc.	Delaware	100%

Post-Newsweek Stations, Houston, LP	Delaware	1	%(b)

Post-Newsweek Stations, Houston Holdings (Limited), Inc.	Delaware	100%

Post-Newsweek Stations, Houston, LP	Delaware	99	%(c)

Post-Newsweek Stations, Michigan, Inc.	Delaware	100%

Post-Newsweek Stations, Orlando, Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio GP, Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio, LP	Delaware	1	%(b)

Post-Newsweek Stations, San Antonio Holdings (Limited), Inc.	Delaware	100%

Post-Newsweek Stations, San Antonio, LP	Delaware	99	%(c)

Robinson Terminal Warehouse Corporation	Delaware	100%

Washingtonpost.Newsweek Interactive Company, LLC	Delaware	100%

WP Company LLC	Delaware	100%

(a)	Coxcourt Limited also owns voting stock in Accountancy & Business College Holdings Limited. The combined stock ownership of Kaplan Netherlands B.V. and Coxcourt Limited in Accounting & Business College Holdings Limited is 100%.

(b)	General partnership interest.

(c)	Limited partnership interest.
     As permitted by Item 601(b)(21) of Regulation S-K, the foregoing list omits certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X.